Exhibit (c)(iv)

Project Arial Business Plan Review and Forecast June 2024

Disclaimer – Important information regarding this Report This report (“Report”) was prepared by AlixPartners, LLC (“AlixPartners”) exclusively for the benefit and internal use of Arc Document Solutions Inc (the “Company”). This Report is confidential and subject to the confidentiality provisions of the agreement between AlixPartners and the Company dated May 17, 2024. No person other than the Company or person who has signed and returned to AlixPartners a Report Access Letter (a “Third Party”) is authorized to have access to this Report. This Report and its contents are not to be referred to, excerpted, or quoted, in whole or in part and with or without attribution to AlixPartners, in any prospectus, registration statement, offering circular, public filing, presentation, loan document, or other agreement or document without the express written consent of AlixPartners. In addition, this Report and its contents may not be reproduced or disseminated to any Third Party, or used for any other purpose (other than for the internal use of the Company), at any time or in any manner, without the express prior written consent of AlixPartners. This Report is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by AlixPartners which forms part of this Report. Recipients of this Report accept that they will make their own investigation, analysis and decision relating to a possible transaction or transactions and/or matter related to such and will not use or rely upon this Report to form the basis of any such decisions. AlixPartners expresses no view as to the accuracy, completeness or likelihood of the Company’s business plan, scenarios, projections or forecasts contained in this Report. This Report and the Company business plan, scenarios, projections or forecasts are subject to important risk factors that are identified and discussed throughout this Report, and particularly in the Risk section identified at the end of this report. This Report is subject to those risk factors, which must be reviewed and considered by any person reviewing this Report. AlixPartners makes no representation or warranty regarding any actions the Company may take in reliance on or in reference to matters presented in this Report. Accordingly, no liability or responsibility whatsoever is accepted by AlixPartners for any loss howsoever arising from any use of, or in connection with, this Report. The information in this Report reflects conditions and the views of AlixPartners as of the date of this Report, all of which are subject to change. AlixPartners undertakes no obligation to update or provide any revisions to the Report to reflect events, circumstances or changes that occur after the date this Report was prepared. In preparing this Report, AlixPartners has relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources, from the Company, or which was otherwise provided to us. AlixPartners has not audited or verified the data provided by the Company or any other data reviewed in connection with the preparation of this Report. Accordingly, AlixPartners cannot and does not express an opinion on the financial information and does not assume any responsibility for the accuracy or correctness of the projected financial or other data, information and assessments upon which this Report is based. This Report may be based, in whole or in part, on projections or forecasts of future events. A forecast, by its nature, is speculative and includes estimates and assumptions which may prove to be wrong. Actual results may, and frequently do, differ from those projected or forecast. Those differences may be material. Items which could impact actual results include, but are not limited to, unforeseen micro or macro economic developments, business or industry events, personnel changes, casualty losses, or the inability of the Company to implement plans or programs. This Presentation is subject to the Disclaimer on page 2 of this Presentation This Presentation is strictly confidential and issued on a non-reliance basis as set forth in the Disclaimer

Executive Summary EXECUTIVE SUMMARY Over the course of the last four weeks, AlixPartners has assisted management to develop a five-year forecast by analyzing data provided by management, discussing the business with select members of the management team, interviewing subject matter experts, and reviewing external market and industry reports Overall, the five-year forecast projects revenue to increase at a 0.8% CAGR from FY23 through FY29 as ARC’s transformation and shift to Digital Color Graphic Printing and Scanning is projected to offset the declines in MPS, Plan Printing and Equipment & Supplies Digitization, shifts in consumer behavior (e.g. work from home), changes to regulatory policies (e.g. counties allowing for digital blueprints vs. physical copies), are all factors that have contributed to the historical revenue and projected declines in MPS and Plan Printing Digital Color Graphic Printing and Scanning projected to grow at a 4.1% and 11.1% CAGR from FY23 through FY29, respectively, as ARC continues to focus on these two growing market segments However, Digital Color Graphic Printing and Scanning are lower margin businesses as compared to MPS and Digital Plan Printing, resulting in EBITDA to fall to 12.3% by FY29 from 13.6% in FY23 Risks exist to the forecast that may materially affect ARC’s ability to achieve the revenue, cost and EBITDA projections outlined in the 5-year forecast This Presentation is subject to the Disclaimer on page 2 of this Presentation This Presentation is strictly confidential and issued on a non-reliance basis as set forth in the Disclaimer

Documents reviewed and sources consulted BACKGROUND AND APPROACH For this assessment, AlixPartners was provided access to key members of ARC’s management team and documents uploaded to the Virtual Data Room. The forecast is informed by this information and external research on industry and market trends Interviews with ARC Management and Special Committee Jorge Avalos, CFO Dilo Wijesuriya, COO Rahul Roy, CTO Brad Brooks, Committee Member Cheryl Cook, Committee Member Mark Mealy, Committee Member External Sources AlixPartners conducted additional expert interviews with 3rd party sources to collect insights on market trends and competitive landscape AlixPartners also consulted external industry and market reports to validate assumptions and confirm overall trends Key Data (non-exhaustive) 2.2 – Location Gross Margin FY21-FY23, FY24 Q1 2.2 – International Revenue 2.5 – Management’s 3 Year Forecast and 3-year historical information with key drivers 2.5 – Federal NOLs with Expiration 2.6 – SG&A Breakdown 2.8 – Forecast to Actuals 2.9 – MPS Contract Data 5.1 – Detail of Arc Locations and Key Lease Terms 6.2 – Direct Labor Headcount by Region 6.2 – Temporary Labor by Region Publicly reported financial information (10K/10Q) This Presentation is subject to the Disclaimer on page 2 of this Presentation This Presentation is strictly confidential and issued on a non-reliance basis as set forth in the Disclaimer

Approach to forecasting BACKGROUND AND APPROACH AlixPartners reviewed the forecast provided by management and assessed it for completeness The forecast included historical data for FY21-23 and one quarter of data for FY24 Monthly data for April ’24 and May ’24 was not provided at a detailed level, nor included in management’s forecast Due to inherent challenges in pulling data from multiple sources, the AlixPartners team also reviewed a number of files with revenue and costs that did not tie completely to the P&L Once datasets were received, that information was vetted for completeness and included as an input to this model AlixPartners reviewed the methodology used in management’s forecast for FY24-FY26 and applied it, as applicable FY27 through FY29 forecast was developed by extrapolating the projections from FY24-FY26 AlixPartners perspectives were informed by data trends, industry reports, third party interviews and conversations with management This Presentation is subject to the Disclaimer on page 2 of this Presentation This Presentation is strictly confidential and issued on a non-reliance basis as set forth in the Disclaimer

ARC five-year P&L forecast BUSINESS PLAN FORECAST ARC five-year P&L forecast (in $USD ’000s) FY23A FY24F FY25F FY26F FY27F FY28F FY29F CAGR Revenue Total Net Revenue $ 2 81,200 $ 2 84,512 $ 2 86,345 $ 2 88,962 $ 2 91,113 $ 2 93,028 $ 2 94,407 0.77% Cost of Sales Total Materials $ (58,338) $ (59,990) $ (60,285) $ (61,115) $ (61,618) $ (62,209) $ (62,673) 1.20% % of Revenue 20.7% 21.1% 21.1% 21.1% 21.2% 21.2% 21.3% Total Labor $ (68,891) $ (73,501) $ (76,103) $ (77,243) $ (77,799) $ (78,005) $ (78,201) 2.13% % of Revenue 24.5% 25.8% 26.6% 26.7% 26.7% 26.6% 26.6% Total Indirect $ (59,571) $ (56,996) $ (56,344) $ (55,819) $ (56,234) $ (56,604) $ (56,870) -0.77% % of Revenue 21.2% 20.0% 19.7% 19.3% 19.3% 19.3% 19.3% Gross Profit $ 94,400 $ 9 4,025 $ 9 3,613 $ 9 4,785 $ 9 5,462 $ 9 6,211 $ 9 6,664 0.40% % of Revenue 33.6% 33.0% 32.7% 32.8% 32.8% 32.8% 32.8% S&M $ (26,846) $ (27,406) $ (27,421) $ (27,718) $ (27,971) $ (28,197) $ (28,276) 0.87% % of Revenue 9.5% 9.6% 9.6% 9.6% 9.6% 9.6% 9.6% G&A $ (45,780) $ (45,491) $ (45,769) $ (46,263) $ (46,626) $ (46,957) $ (47,156) 0.49% % of Revenue 16.3% 16.0% 16.0% 16.0% 16.0% 16.0% 16.0% EBT $ 12,621 $ 1 5,679 $ 1 4,987 $ 1 5,409 $ 1 5,521 $ 1 5,685 $ 1 5,847 3.87% % of Revenue 4.5% 5.5% 5.2% 5.3% 5.3% 5.4% 5.4% Net Income $ 8 ,235 $ 1 1,067 $ 1 0,624 $ 1 0,925 $ 1 1,004 $ 1 1,120 $ 1 1,235 5.31% % of Revenue 2.9% 3.9% 3.7% 3.8% 3.8% 3.8% 3.8% EBITDA $ 38,119 $ 3 5,860 $ 3 5,020 $ 3 5,520 $ 3 5,690 $ 3 5,980 $ 3 6,226 -0.85% % of Revenue 13.6% 12.6% 12.2% 12.3% 12.3% 12.3% 12.3% *CAGR calculated from FY23 to FY29 Commentary Despite significant headwinds in its legacy MPS and Plan Printing businesses, ARC’s transformation to Digital Color Graphic Printing and Scanning & Imaging is projected to enable top-line growth through 2029 Opportunities exist to optimize ARC’s direct labor as recent growth in Digital Color Graphic Printing and Scanning has resulted in higher labor costs to support that growth (25.2% vs 22.5% for Color Printing and 54.8% vs 40.8% for Scanning) Nevertheless, unlike its legacy businesses, Digital Color Graphic Printing and Scanning are lower margin businesses (~40-50% vs ~65%+ for the legacy businesses) ARC will need to continue to manage its cost structure appropriately to maintain EBITDA above 12% This Presentation is subject to the Disclaimer on page 2 of this Presentation This Presentation is strictly confidential and issued on a non-reliance basis as set forth in the Disclaimer

Revenue projected to increase at a 0.8% CAGR through FY29 with an ongoing transformation of the business to focus on Color Graphic Printing and Scanning Revenue FY23A, FY24 – FY29F (in $USD millions) Commentary • Overall revenue growth is driven by projected increases in Color Graphic Printing and Scanning due to dedicated focus from management and general market trends • Growth is being offset by steady projected declines in legacy business lines – MPS, Digital Plan Printing, DMS, and Equipment & Supplies • While past efforts have been able to stabilize these business lines, regulatory requirement changes, post-Covid office dynamics, and consumer behavior shifts to digitization in the office have made competing in these areas increasingly difficult for ARC This Presentation is subject to the Disclaimer on page 2 of this Presentation This Presentation is strictly confidential and issued on a non-reliance basis as set forth in the Disclaimer USINESS PLAN FORECAST

Forecasted EBITDA decreases at a 0.8% CAGR from FY23-FY29, with a decrease in EBITDA as % of revenue due to lower margins in Digital Color Printing and Scanning EBITDA FY23A, FY24 – FY29F (in $USD millions), and EBITDA Margin % Commentary ARC 5-year forecast projects a decline in FY24 and FY25 total EBITDA as a % of revenue due to: a shift in segment mix towards lower margin businesses; and ARC likely not fully achieving its FY24 $1.9M G&A optimization target FY26+ EBITDA as a % of revenue remains stable through a focused reduction in direct labor expenses via cross-training and optimizing headcount in the declining businesses, as well as through the continuation of ongoing S&M and G&A savings initiatives previously implemented by ARC This Presentation is subject to the Disclaimer on page 2 of this Presentation 8 This Presentation is strictly confidential and issued on a non-reliance basis as set forth in the Disclaimer

OPPORTUNITIES & RISKS AlixPartners and ARC Management have identified risk factors which may materially impact the five-year forecast, of which several notable ones are shared here Macroeconomic Technology Operating Environment Interest Rates: A reversal in current trends, and a return towards a higher interest rate environment may result in a reduction in construction activity, directly putting downwards pressure on plan printing revenue and indirectly putting pressure on other lines of business (management notes that construction customers also purchase non-plan printing services). Wage Inflation: ARC currently employs low-skilled labor to support its service center and scanning activities. An increase in state and/or federal minimum wage will place additional cost pressure on the business. Technology Change: Increased advancements and/or commercial adoption of color printing and/or scanning technologies may reduce customer demand for ARC’s services. • Digitization: Continued digitization within the economy may reduce customer demand. Portions of small format color printing and large format color printing are moving into digital. Increased used of digital data may further erode demand for in-office printing, and therefore MPS revenue. • Changes in laws related to data privacy/security: ARC provides scanning services for customers with strict data privacy and security regulations (HIPPA, ISO/IEC 27001); a change in regulation may impact ARC’s ability to provide these services. • Increasing Proportion of “Boxes” for Scanning: There are two main customers for Scanning: large format scanning and “boxes”. Management has noted that the increased direct labor costs seen in the business are partly attributed to the increased demand of “box” scanning jobs. A continued inability to manage these labor costs will impact EBITDA. This Presentation is subject to the Disclaimer on page 2 of this Presentation 9 This Presentation is strictly confidential and issued on a non-reliance basis as set forth in the Disclaimer

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